EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

MERISTAR HOTELS & RESORTS CONTACTS:      INTERSTATE HOTELS CORPORATION CONTACTS:
----------------------------------       --------------------------------------
Melissa Thompson                         Tom Loftus        Lisa O'Connor
Director of Corporate Communications     Media Inquiries   Investor Relations
(202) 295-2228                           (412) 937-3382    (412) 937-3319

Jerry Daly or Carol McCune
Daly Gray Public Relations (Media)
(703) 435-6293


   MERISTAR HOTELS & RESORTS AND INTERSTATE HOTELS CORPORATION COMPLETE MERGER

                 COMBINED COMPANY, INTERSTATE HOTELS & RESORTS,
                        TO BEGIN TRADING ON NYSE AUGUST 1


         WASHINGTON and PITTSBURGH, July 31, 2002--MeriStar Hotels & Resorts (NYSE: MMH) and Interstate Hotels Corporation (Nasdaq: IHCO) today completed their previously announced merger. Stockholders of both companies approved the merger at separate stockholder meetings on July 30. At the MeriStar stockholder meeting on July 30, MeriStar stockholders also approved a one-for-five reverse stock split, which was effected after the close of trading on July 31. As a result, the combined company, Interstate Hotels & Resorts, Inc. (NYSE: IHR) will begin trading on August 1 on a post-split basis.

         "With over 400 hotels and approximately 86,000 rooms under management, our size gives us significant economies of scale advantages and the ability to attract the most talented personnel in the industry," said Paul Whetsell, chairman and chief executive officer. "Our vast operations experience has enabled us to develop superior technology and advanced proprietary management and marketing systems. Interstate Hotels & Resorts' property owners will have the most effective and efficient operations systems at their disposal."

         Under the merger agreement between MeriStar and Interstate, the exchange ratio between Interstate Hotels & Resorts stock and Interstate stock was 4.6. However, after giving effect to the one-for-five reverse stock split that was effected on July 31, Interstate stockholders are entitled to receive
0.92 of a share of Interstate Hotels & Resorts stock for each share of Interstate stock held by such Interstate stockholder. MeriStar stockholders are entitled to receive one share of Interstate Hotels & Resorts stock for every five of their MeriStar shares. The exchange of MeriStar Hotels & Resorts shares and Interstate Hotels Corporation shares for Interstate Hotels & Resorts shares is tax free, except to the extent stockholders receive cash instead of fractional shares.

         The combined company will be headquartered in Washington and will maintain an operating presence in Pittsburgh. Paul W. Whetsell, MeriStar chairman and chief executive officer, and John Emery, MeriStar president and chief operating officer, will continue in those roles for the combined company. Thomas F. Hewitt, the previous chairman and chief executive officer of Interstate Hotels Corporation, will serve on the combined company's board of directors.

         Interstate Hotels & Resorts will comprise hotel management and BridgeStreet Corporate Housing Worldwide. The hotel management business unit will use its expanded resources to provide current and prospective owners with a wide array of improved services and benefits, including Internet-based business information systems providing real-time data for better yield management and cost control; broader electronic and direct sales resources, including more than 2,000 sales professionals; increased cost efficiencies through national purchasing; and capital for co-investments and joint ventures.

         BridgeStreet's growth strategy involves expansion of its national client base and European operations, as well as its recently established licensing program for North American markets.

         Interstate Hotels & Resorts is the nation's largest independent hotel management company, operating approximately 86,000 rooms in more than 400 hotels, representing over 30 franchise brands in North America and Europe. For more information about Interstate Hotels & Resorts, visit the company's new Web site, www.ihrco.com.

         THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS," WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, ABOUT INTERSTATE HOTELS & RESORTS, INCLUDING THOSE STATEMENTS REGARDING FUTURE OPERATING RESULTS, BUSINESS GROWTH AND THE TIMING AND COMPOSITION OF REVENUES, AMONG OTHERS, AND STATEMENTS CONTAINING WORDS SUCH AS "EXPECTS," "BELIEVES" OR "WILL," WHICH INDICATE THAT THOSE STATEMENTS ARE FORWARD-LOOKING. EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING THE CURRENT SLOWDOWN OF THE NATIONAL ECONOMY, ECONOMIC CONDITIONS GENERALLY AND THE REAL ESTATE MARKET SPECIFICALLY, THE IMPACT OF THE EVENTS OF SEPTEMBER 11, 2001, LEGISLATIVE AND REGULATORY CHANGES, AVAILABILITY OF DEBT AND EQUITY CAPITAL, INTEREST RATES, COMPETITION, SUPPLY AND DEMAND FOR LODGING FACILITIES IN INTERSTATE HOTELS & RESORTS' CURRENT AND PROPOSED MARKET AREAS AND RISKS AND UNCERTAINTIES ASSOCIATED WITH THE INTEGRATION OF THE TWO MERGED COMPANIES. ADDITIONAL RISKS ARE DISCUSSED IN INTERSTATE HOTELS & RESORTS' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS REGISTRATION STATEMENT ON FORM S-4 RELATING TO THE MERGER.



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